UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

4FRONT VENTURES CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-56075	83-4168417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7010 E. Chauncey Lane Ste. 235 Phoenix, Arizona		85054
(Address or principal executive offices)		(Zip Code)

(602) 633-3067

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 25, 2023, 4Front Ventures Corp. (“we,” “us,” “our” or the “Company”) entered into a Consulting Agreement (the “Agreement”) with Maha Consulting LLC (“Maha”), pursuant to the terms of which Maha agreed to provide us with the services of its principal, Leo Gontmakher (“Gontmakher” and, together with Maha, the “Consultant”), to serve as our Chief Executive Officer, effective July 24, 2023 through December 31, 2023 (the “Initial Term”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to them in the Agreement.

Under the terms of the Agreement we will pay the Consultant: (i) an annualized fee of $400,000, payable in installments (the “Consulting Fee”); (ii) a signing bonus of 6,000,000 shares of our Class A Subordinate Voting Shares (“SVS”); and (iii) if Gontmakher remains Chief Executive Officer through the end of the Initial Term, (A) and the Company achieves positive Net Income for the year ended December 31, 2023, a bonus of 1,800,000 SVS, and (B) a true-up bonus equal to that number of additional SVS, if any, such that the Consultant will own 1.00% of our SVS on a fully diluted basis. During the Term, the Consultant will be entitled to participate in all employee benefit plans and programs maintained by the Company (the “Benefits”).

If the Agreement remains in effect through the closing of a Change in Control (the “Closing”), and subject to the terms and conditions set forth in the Agreement, including a clawback provision, the Consultant will be eligible to participate in a transaction bonus pool equal to 1.00% of the fair market value of all consideration paid to the Company’s stockholders in the Change in Control, and, immediately prior to the Closing, (i) 50% of any outstanding options held by the Consultant will vest, or (ii) if the Consultant is not offered a commensurate position with the surviving entity, 100% of such options will vest.

We may terminate the Agreement at any time for Cause, or without Cause upon 30 days’ written notice. The Consultant may terminate the Agreement at any time for Good Reason by providing the Company with written notice, or without Good Reason upon 90 days’ written notice. The Agreement terminates automatically in the event of the Consultant’s death or Permanent Disability.

If we terminate the Agreement without Cause, or if the Consultant terminates the Agreement for Good Reason, subject to the terms and conditions set forth in the Agreement, the Consultant will continue to receive the Consulting Fee and Benefits for a period of 12 months, 50% of any outstanding options held by the Consultant will immediately vest, and the time to exercise the Consultant’s options will be extended for a period of 12 months.

Following the Initial Term, the Agreement will automatically renew for successive one-year periods (each a “Renewal Term”), unless terminated by written notice at least 30 days prior to expiration of the Initial Term, and any Bonuses payable under a Renewal Term will be mutually agreed to by the parties.

The foregoing descriptions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Exhibits

Exhibit Number	Description
10.1	Consulting Agreement by and between 4Front Ventures Corp. and Maha Consulting LLC, effective as of July 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2023

4FRONT VENTURES CORP.

By:	/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer and Director